Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 23, 2019
FOR IMMEDIATE RELEASE
Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) today announced its unaudited financial results for the three-month and nine-month periods ended September 30, 2019. All share data has been adjusted to reflect Horizon’s three-for-two stock split effective June 15, 2018.
SUMMARY:
•
Net income for the quarter ended September 30, 2019 was $20.5 million, or $0.46 diluted earnings per share, compared to $13.1 million, or $0.34 diluted earnings per share, for the quarter ended September 30, 2018. This represents the highest quarterly net income and diluted earnings per share in the Company’s history.

•
Core net income for the quarter ended September 30, 2019 increased 54.4% to $20.3 million, or $0.45 diluted earnings per share, compared to $13.2 million, or $0.34 diluted earnings per share, for the same period in 2018. This represents the highest quarterly core net income and core diluted earnings per share in the Company’s history. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 4 for a description of the elements of core net income.)

•
Net income for the first nine months of 2019 was $48.0 million, or $1.11 diluted earnings per share, compared to $40.0 million, or $1.04 diluted earnings per share, for the first nine months of 2018. This represents the highest year-to-date net income and diluted earnings per share as of September 30th in the Company’s history.

•
Core net income for the first nine months of 2019 was $52.1 million, or $1.21 diluted earnings per share, compared to $39.9 million, or $1.04 diluted earnings per share, for the first nine months of 2018. This represents the highest year-to-date core net income and core diluted earnings per share as of September 30th in the Company’s history. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 4 for a description of the elements of core net income.)

•
Net interest margin for the quarter ended September 30, 2019 was 3.82% compared to 3.73% and 3.67% for the quarters ended June 30, 2019 and September 30, 2018, respectively. The increase in net interest margin from the second quarter of 2019 and third quarter of 2018 reflects an increase in the yield of interest-earning assets as loans continue to reprice upwards and a decrease in cost of borrowings, along with a stabilization in deposit pricing.

•
Core net interest margin for the quarter ended September 30, 2019 was 3.67% compared to 3.61% and 3.59% for the quarters ended June 30, 2019 and September 30, 2018, respectively. (See the “Non-GAAP Reconciliation of Net Interest Margin” table on page 5 for a description of the elements of core net interest margin.)

•	Return on average assets was 1.60% for the third quarter of 2019 compared to 1.26% for the third quarter of 2018. Return on average assets was 1.33% for both the first nine months of 2019 and 2018.

Pg. 2 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
•
Core return on average assets for the third quarter of 2019 was 1.58% compared to 1.27% for the third quarter of 2018. Core return on average assets was 1.44% for the first nine months of 2019 compared to 1.32% for the first nine months of 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 11 for the description of core return on average assets.)

•
Return on average equity was 12.72% for the third quarter of 2019 compared to 10.87% for the third quarter of 2018. Return on average equity was 10.88% for the first nine months of 2019 compared to 11.43% for the first nine months of 2018.

•
Core return on average equity for the third quarter of 2019 was 12.59% compared to 10.95% for the third quarter of 2018. Core return on average equity was 11.83% for the first nine months of 2019 compared to 11.41% for the first nine months of 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 11 for the description of core return on average assets.)

•
Horizon’s tangible book value per share increased to $10.31 at September 30, 2019 compared to $9.91 and $9.04 at June 30, 2019 and September 30, 2018, respectively. This represents the highest tangible book value per share in the Company’s history.

•
On July 16, 2019, Horizon’s Board of Directors authorized a stock repurchase program for up to 2,250,000 shares of Horizon’s issued and outstanding common stock, no par value. As of September 30, 2019, Horizon had repurchased a total of 99,407 shares at an average price per share of $16.04.

•	Horizon consolidated its two Midland, Michigan full-service branches into one location on September 6, 2019.
Craig Dwight, Chairman and CEO of Horizon, commented:  “Horizon’s 2019 third quarter and year-to-date performance resulted in record earnings and demonstrate that our long range strategic plan to improve efficiency through an increase in mass and scale is working. Third quarter 2019 earnings increased to $20.5 million, or $0.46 diluted earnings per share, when compared to prior year period earnings of $13.1 million, or $0.34 diluted earnings per share. Year-to-date earnings increased to $48.0 million, or $1.11 diluted earnings per share, compared to $40.0 million, or $1.04 diluted earnings per share, for the prior year period.”
Dwight added, “Horizon’s growth story continues with total assets now reaching approximately $5.2 billion at September 30, 2019. In addition to the loans acquired from our acquisition of Salin Bank and Trust Company during the first quarter of 2019, which totaled approximately $568.9 million, we continue to experience year-to-date loan growth of $118.3 million from the markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo.”
Dwight concluded, “Horizon continues to maximize operational leverage through an increase in mass and scale as evident by the decrease in our adjusted efficiency ratio. Horizon’s adjusted efficiency ratio, excluding merger expenses, loss on sale of investment securities and death benefit on bank owned life insurance decreased to 54.89% for the third quarter of 2019 compared to 57.62% for the second quarter of 2019 and 60.17% for the third quarter of 2018. In addition, annualized non-interest expense to average assets, excluding merger expenses, fell to 2.34% for the third quarter of 2019 compared to 2.39% for the second quarter of 2019 and 2.48% for the third quarter of 2018. Our team continues to leverage new technologies and develop operational efficiencies. In addition, Horizon consolidated its two Midland, Michigan full-service branches into one location on September 6, 2019 in our continued efforts to improve branch efficiencies.”

Pg. 3 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

Income Statement Highlights
Net income for the third quarter of 2019 was $20.5 million, or $0.46 diluted earnings per share, compared to $16.6 million, or $0.37 diluted earnings per share, for the second quarter of 2019 and $13.1 million, or $0.34 diluted earnings per share, for the third quarter of 2018. Excluding acquisition-related expenses, loss on sale of investment securities and death benefit on bank owned life insurance (“core net income”), core net income for the third quarter of 2019 was $20.3 million, or $0.46 diluted earnings per share, compared to $17.6 million, or $0.39 diluted earnings per share, for the second quarter of 2019 and $13.2 million, or $0.34 diluted earnings per share, for the third quarter of 2018.
The increase in net income and diluted earnings per share from the second quarter of 2019 to the third quarter of 2019 reflects increases in net interest income of $1.9 million and non-interest income of $616,000, in addition to decreases in non-interest expense of $1.5 million and provision for loan losses of $520,000, offset by an increase in income tax expense of $699,000.
The increase in net income from the third quarter of 2018 when compared to the same period of 2019 reflects increases in net interest income of $9.7 million and non-interest income of $2.8 million, in addition to a decrease in provision for loan losses of $800,000, offset by increases in non-interest expense of $4.4 million and income tax expense of $1.4 million.
Net income for the nine months ended September 30, 2019 was $48.0 million, or $1.11 diluted earnings per share, compared to $40.0 million, or $1.04 diluted earnings per share, for the nine months ended September 30, 2018. Core net income for the nine months ended September 30, 2019 was $52.1 million, or $1.21 diluted earnings per share, compared to $39.9 million, or $1.04 diluted earnings per share, for the nine months ended September 30, 2018. This represents a 16.3% increase in core diluted earnings per share for the first nine months of 2019 compared to the same period in 2018.
The increase in net income when comparing the first nine months of 2019 to the prior year period reflects increases in net interest income of $18.5 million and non-interest income of $5.2 million, in addition to a decrease in provision for loan losses of $742,000, offset by increases in non-interest expense of $15.0 million and income tax expense of $1.5 million.

Pg. 4 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands, Except per Share Data, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Income
Net income as reported	$20,537	$16,642	$13,065	$47,995	$39,984
Merger expenses	-	1,532	-	5,650	-
Tax effect	-	(295)	-	(987)	-
Net income excluding merger expenses	20,537	17,879	13,065	52,658	39,984

Loss on sale of investment securities	-	100	122	85	111
Tax effect	-	(21)	(25)	(18)	(23)
Net income excluding loss on sale of investment securities	20,537	17,958	13,162	52,725	40,072

Death benefit on bank owned life insurance ("BOLI")	(213)	(367)	-	(580)	(154)
Net income excluding death benefit on BOLI	20,324	17,591	13,162	52,145	39,918

Core Net Income	$20,324	$17,591	$13,162	$52,145	$39,918

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share ("EPS") as reported	$0.46	$0.37	$0.34	$1.11	$1.04
Merger expenses	-	0.03	-	0.13	-
Tax effect	-	-	-	(0.02)	-
Diluted EPS excluding merger expenses	0.46	0.40	0.34	1.22	1.04

Loss on sale of investment securities	-	-	-	-	-
Tax effect	-	-	-	-	-
Diluted EPS excluding loss on sale of investment securities	0.46	0.40	0.34	1.22	1.04

Death benefit on BOLI	(0.01)	(0.01)	-	(0.01)	-
Diluted EPS excluding death benefit on BOLI	0.45	0.39	0.34	1.21	1.04

Core Diluted EPS	$0.45	$0.39	$0.34	$1.21	$1.04

Horizon’s net interest margin increased to 3.82% for the third quarter of 2019 when compared to 3.73% for the second quarter of 2019. The increase in net interest margin reflects an increase in the yield on interest-earning assets of six basis points as loans continued to reprice upwards along with an increase in commercial loan fees of $811,000 when compared to the second quarter of 2019. The cost of interest-bearing liabilities decreased by three basis points primarily from a decrease in the cost of borrowings. In addition, deposit pricing is reducing within the markets we serve in alignment with the recent decline in general market short-term interest rates.
Net interest margin increased to 3.82% for the third quarter of 2019 when compared to 3.67% for the third quarter of 2018. The increase in net interest margin was due to an increase in yield on interest-earning assets of 29 basis points, offset by an increase in the cost on interest-bearing liabilities of 22 basis points. The increase in the yield of interest-earning assets was primarily due to the increase in the yields on loans receivable of 34 basis points and non-taxable investment securities of 25 basis points. The increase in the yields on loans receivable was the result of loans repricing upwards along with an increase in commercial loan fees of $1.2 million when comparing the third quarter of 2019 to the third quarter of 2018. The cost of interest-bearing deposits increased by 33 basis points and was partially offset by a decrease in the cost on borrowings of 12 basis points.
Net interest margin decreased to 3.72% during the first nine months of 2019 when compared to 3.74% for the first nine months of 2018. This decrease reflects an increase in the cost of interest-bearing liabilities of 40 basis points, offset by an increase in the yield of interest-earning assets of 26 basis points. The increase in the cost of interest-bearing liabilities was due to an increase in the cost of interest-bearing deposits of 48 basis points and borrowings of 28 basis points. The increase in the yield of interest-earning assets was due to increases in the yields on loans receivable of 26 basis points, non-taxable investment securities of 37 basis points and taxable investment securities of 15 basis points.

Pg. 5 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
Net interest margin, excluding acquisition-related purchase accounting adjustments (“core net interest margin”), was 3.67% for the third quarter of 2019 compared to 3.61% for the prior quarter and 3.59% for the third quarter of 2018. Interest income from acquisition-related purchase accounting adjustments was $1.7 million, $1.3 million and $789,000 for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. The increase in the core net interest margin during the third quarter of 2019 was due to a decrease of the cost on borrowings and an increase in the yield on earning assets from higher mortgage warehouse lending balances, loans continuing to reprice higher and the addition of acquired Salin loans.
Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Interest Margin
Net interest income as reported	$43,463	$41,529	$33,772	$119,272	$100,733

Average interest-earning assets	4,623,985	4,566,674	3,717,139	4,376,841	3,610,277

Net interest income as a percentage of average interest-earning assets ("Net Interest Margin")	3.82%	3.73%	3.67%	3.72%	3.74%

Acquisition-related purchase accounting adjustments ("PAUs")	$(1,739)	$(1,299)	$(789)	$(4,548)	$(4,460)

Core net interest income	$41,724	$40,230	$32,983	$114,724	$96,273

Core net interest margin	3.67%	3.61%	3.59%	3.58%	3.58%

Lending Activity
Total loans increased $653.3 million from $3.014 billion as of December 31, 2018 to $3.668 billion as of September 30, 2019. Excluding acquired loans, total loans increased $84.4 million during the first nine months of 2019 as consumer loans increased by $33.7 million and mortgage warehouse loans increased by $81.5 million, offset by a decrease in commercial loans of $28.2 million and residential mortgage loans of $2.7 million.
Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	September 30	December 31	Amount Change	Acquired Loans	Amount Change	Percent Change
	2019	2018
Commercial	$2,046,165	$1,721,590	$324,575	$(352,798)	$(28,223)	-1.6%
Residential mortgage	796,497	668,141	128,356	(131,008)	(2,652)	-0.4%
Consumer	668,332	549,481	118,851	(85,112)	33,739	6.1%
Subtotal	3,510,994	2,939,212	571,782	(568,918)	2,864	0.1%
Held for sale loans	1,060	1,038	22	-	22	2.1%
Mortgage warehouse loans	155,631	74,120	81,511	-	81,511	110.0%
Total loans	$3,667,685	$3,014,370	$653,315	$(568,918)	$84,397	2.8%

Pg. 6 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
During the first nine months of 2019, Horizon Bank (the “Bank”) originated approximately $299.5 million of commercial loans, which is a 17% increase compared to the same period in 2018; however, only 56.5%, or $169.1 million, of these loan originations had been funded as of September 30, 2019. These originations were offset by commercial loan payoffs totaling approximately $226.0 million during the first nine months of 2019, which is a 69% increase in payoffs compared to the same period in 2018, as there was an increase in clients moving projects that had reached stabilization into the long-term, fixed rate conduit financing market and properties being sold. During the first nine months of 2018, the Bank originated approximately $256.5 million of commercial loans; however, only 56.2%, or $144.1 million, of these loan originations had been funded as of September 30, 2018. These originations were offset by commercial loan payoffs totaling approximately $134.1 million during the first nine months of 2018.
Residential mortgage lending activity for the three months ended September 30, 2019 generated $2.7 million in income from the gain on sale of mortgage loans, an increase of $624,000 from the second quarter of 2019 and $863,000 from the third quarter of 2018. Total origination volume for the third quarter of 2019, including loans placed into portfolio, totaled $121.1 million, representing an increase of 8.7% from the second quarter of 2019 and an increase of 20.4% from the third quarter of 2018. Total origination volume for the third quarter of 2019 of loans sold to the secondary market totaled $95.0 million, representing an increase of 56.7% from the second quarter of 2019 and an increase of 60.3% from the third quarter of 2018.
Revenue derived from Horizon’s residential mortgage and warehouse lending activities was 5.8% of Horizon’s total revenue for the nine months ended September 30, 2019, which is comparable to the same prior year period.
The provision for loan losses totaled $376,000 for the third quarter of 2019 compared to $896,000 for the second quarter of 2019 and $1.2 million for the third quarter of 2018.
The provision for loan losses totaled $1.6 million for the first nine months of 2019 compared to $2.4 million for the first nine months of 2018.
The ratio of the allowance for loan losses to total loans decreased to 0.49% as of September 30, 2019 from 0.59% at December 31, 2018. The decrease in the ratio of the allowance for loan losses to total loans is primarily due to increased loan balances from the Salin acquisition. The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.65% as of September 30, 2019 compared to 0.72% as of December 31, 2018. Loan loss reserves plus credit-related loan discounts on acquired loans as a percentage of total loans was 1.07% as of September 30, 2019 compared to 0.98% as of December 31, 2018.

Pg. 7 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

Non-GAAP Allowance for Loan and Lease Loss Detail
As of September 30, 2019
(Dollars in Thousands, Unaudited)

	Pre-discount Loan Balance	Allowance for Loan Losses (ALLL)	Loan Discount	ALLL + Loan Discount	Loans, net	ALLL/ Pre-discount Loan Balance	Loan Discount/ Pre-discount Loan Balance	ALLL+Loan Discount/ Pre-discount Loan Balance
Horizon Legacy	$2,779,961	$17,946	N/A	$17,946	$2,762,015	0.65%	0.00%	0.65%
Heartland	5,244	-	589	589	4,655	0.00%	11.23%	11.23%
Summit	16,191	-	987	987	15,204	0.00%	6.10%	6.10%
Peoples	71,941	-	1,669	1,669	70,272	0.00%	2.32%	2.32%
Kosciusko	30,580	-	528	528	30,052	0.00%	1.73%	1.73%
LaPorte	70,442	10	2,461	2,471	67,971	0.01%	3.49%	3.50%
CNB	3,498	-	88	88	3,410	0.00%	2.52%	2.52%
Lafayette	63,805	-	519	519	63,286	0.00%	0.81%	0.81%
Wolverine	136,829	-	729	729	136,100	0.00%	0.53%	0.53%
Salin	489,194	-	13,797	13,797	475,397	0.00%	2.82%	2.82%
Total	$3,667,685	$17,956	$21,367	$39,323	$3,628,362	0.49%	0.58%	1.07%

As of September 30, 2019, non-performing loans totaled $19.2 million, which reflects a two basis point increase in non-performing loans to total loans, or a $4.0 million increase from $15.2 million in non-performing loans as of December 31, 2018. Compared to December 31, 2018, non-performing commercial loans increased by $1.3 million, non-performing real estate loans increased by $2.2 million and non-performing consumer loans increased by $485,000. Other real estate owned and repossessed assets totaled $4.0 million as of September 30, 2019 which is an increase of $2.0 million from December 31, 2018. The majority of this increase was due to other real estate owned properties acquired in the Salin transaction, including the closed branches, totaling $1.7 million.
As of September 30, 2019, substandard loans totaled $62.1 million, which is an increase of $14.4 million from June 30, 2019. This increase in substandard loans was primarily due to four unrelated relationships, each from a different industry, being downgraded during the quarter. We do not believe this increase to be an indication of the overall quality of our loan portfolio as evident by our steady non-performing loans to total loans ratio of 0.52% as of September 30, 2019 and other non-performing and substandard relationships showing improvement.
Expense Management
Total non-interest expense was $1.5 million lower in the third quarter of 2019 when compared to the second quarter of 2019. FDIC insurance, other expense, professional fees, and outside services and consultants decreased by $638,000, $572,000, $263,000 and $103,000, respectively. Offsetting these decreases was an increase in loan expense of $150,000. FDIC insurance decreased due to assessment credits the Bank received during the third quarter of 2019 as the FDIC reserve is currently overfunded. Excluding merger expenses, total non-interest expense held steady at $30.1 million when comparing the third quarter of 2019 to the second quarter of 2019.

Pg. 8 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

	Three Months Ended
	September 30			June 30
	2019			2019			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,948	$-	$16,948	$16,951	$(482)	$16,469	$479	2.9%
Net occupancy expenses	3,131	-	3,131	3,148	(75)	3,073	58	1.9%
Data processing	2,140	-	2,140	2,139	(68)	2,071	69	3.3%
Professional fees	335	-	335	598	(153)	445	(110)	-24.7%
Outside services and consultants	1,552	-	1,552	1,655	(176)	1,479	73	4.9%
Loan expense	2,198	-	2,198	2,048	(2)	2,046	152	7.4%
FDIC deposit insurance	(273)	-	(273)	365	-	365	(638)	-174.8%
Other losses	90	-	90	169	(69)	100	(10)	-10.0%
Other expenses	3,939	-	3,939	4,511	(507)	4,004	(65)	-1.6%
Total non-interest expense	$30,060	$-	$30,060	$31,584	$(1,532)	$30,052	$8	0.0%
Annualized Non-interest Exp. to Avg. Assets	2.34%		2.34%	2.51%		2.39%

Total non-interest expense was $4.4 million higher during the third quarter of 2019 compared to the same period of 2018. Salaries and employee benefits, other expense, net occupancy expense, loan expense, data processing and outside services and consultants increased $2.6 million, $836,000, $636,000, $476,000, $381,000 and $348,000, respectively. These increases were offset by a decrease of $669,000 in FDIC insurance and $102,000 in professional fees. FDIC insurance decreased due to assessment credits the Bank received during the third quarter of 2019 as the FDIC reserve is currently overfunded.
	Three Months Ended
	September 30			September 30
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,948	$-	$16,948	$14,343	$-	$14,343	$2,605	18.2%
Net occupancy expenses	3,131	-	3,131	2,495	-	2,495	636	25.5%
Data processing	2,140	-	2,140	1,759	-	1,759	381	21.7%
Professional fees	335	-	335	437	-	437	(102)	-23.3%
Outside services and consultants	1,552	-	1,552	1,204	-	1,204	348	28.9%
Loan expense	2,198	-	2,198	1,722	-	1,722	476	27.6%
FDIC deposit insurance	(273)	-	(273)	396	-	396	(669)	-168.9%
Other losses	90	-	90	161	-	161	(71)	-44.1%
Other expenses	3,939	-	3,939	3,103	-	3,103	836	26.9%
Total non-interest expense	$30,060	$-	$30,060	$25,620	$-	$25,620	$4,440	17.3%
Annualized Non-interest Exp. to Avg. Assets	2.34%		2.34%	2.48%		2.48%

Total non-interest expense was $15.0 million higher during the first nine months of 2019 when compared to the first nine months of 2018. Salaries and employee benefits, other expenses, outside services and consultants, loan expense, data processing and net occupancy increased $5.8 million, $3.1 million, $3.0 million, $1.7 million, $1.2 million and $1.1 million, respectively. Offsetting these increases was a decrease in FDIC insurance of $799,000 and other losses of $213,000. FDIC insurance decreased due to the assessment credits the Bank received during the third quarter of 2019 as the FDIC reserve is currently overfunded. Excluding merger expenses, total non-interest expense increased $9.3 million during the first nine months of 2019 when compared to the same period of 2018.

Pg. 9 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

	Nine Months Ended
	September 30			September 30			Adjusted
	2019			2018			Amount Change	Percent Change
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted
Salaries and employee benefits	$48,365	$(484)	$47,881	$42,525	$-	$42,525	$5,356	12.6%
Net occupancy expenses	9,051	(75)	8,976	7,981	-	7,981	995	12.5%
Data processing	6,245	(360)	5,885	5,062	-	5,062	823	16.3%
Professional fees	1,426	(392)	1,034	1,314	-	1,314	(280)	-21.3%
Outside services and consultants	6,737	(2,466)	4,271	3,735	-	3,735	536	14.4%
Loan expense	6,195	(2)	6,193	4,504	-	4,504	1,689	37.5%
FDIC deposit insurance	252	-	252	1,051	-	1,051	(799)	-76.0%
Other losses	363	(71)	292	576	-	576	(284)	-49.3%
Other expenses	12,748	(1,800)	10,948	9,651	-	9,651	1,297	13.4%
Total non-interest expense	$91,382	$(5,650)	$85,732	$76,399	$-	$76,399	$9,333	12.2%
Annualized Non-interest Exp. to Avg. Assets	2.53%		2.38%	2.54%		2.54%

Annualized non-interest expense as a percent of average assets were 2.34%, 2.51% and 2.48% for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets continue to decline and were 2.34%, 2.39% and 2.48% for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
Annualized non-interest expense as a percent of average assets were 2.53% and 2.54% for the first nine months of 2019 and 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets were 2.38% and 2.54% for the first nine months of 2019 and 2018, respectively. Horizon’s strategy to build mass and scale continues to prove effective.
Income tax expense totaled $4.0 million for the third quarter of 2019, an increase of $699,000 when compared to the second quarter of 2019 and an increase of $1.4 million when compared to the third quarter of 2018. The increase in income tax expense from the second quarter of 2019 and the third quarter of 2018 was primarily due to increases in income before income taxes of $4.6 million and $8.9 million, respectively, when compared to the third quarter of 2019.
Income tax expense totaled $9.4 million for the first nine months of 2019, an increase of $1.5 million when compared to the first nine months of 2018. The increase in income tax expense from the first nine months of 2018 was primarily due to an increase in income before income taxes of $9.5 million when compared to the same period of 2019.

Pg. 10 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
Use of Non-GAAP Financial Measures
Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, the return on average assets and the return on average equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them, to show the impact of such events as acquisition-related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.
Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Total stockholders' equity	$642,711	$626,461	$609,468	$491,992	$477,594
Less: Intangible assets	178,896	179,776	176,864	130,270	130,755
Total tangible stockholders' equity	$463,815	$446,685	$432,604	$361,722	$346,839

Common shares outstanding	44,969,021	45,061,372	45,052,747	38,375,407	38,367,890

Tangible book value per common share	$10.31	$9.91	$9.60	$9.43	$9.04

Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2019	2019	2018	2019	2018
Non-GAAP Calculation of Efficiency Ratio
Non-interest expense as reported	$30,060	$31,584	$25,620	$91,382	$76,399

Net interest income as reported	43,463	41,529	33,772	119,272	100,733

Non-interest income as reported	11,514	10,898	8,686	31,124	25,936

Non-interest expense/(Net interest income + Non-interest income) ("Efficiency Ratio")	54.68%	60.24%	60.34%	60.76%	60.31%

Non-GAAP Reconciliation of Adjusted Efficiency Ratio
Non-interest expense as reported	$30,060	$31,584	$25,620	$91,382	$76,399
Merger expenses	-	(1,532)	-	(5,650)	-
Non-interest expense excluding merger expenses	30,060	30,052	25,620	85,732	76,399

Net interest income as reported	43,463	41,529	33,772	119,272	100,733

Non-interest income as reported	11,514	10,898	8,686	31,124	25,936
Loss on sale of investment securities	-	100	122	85	111
Death benefit on bank owned life insurance ("BOLI")	(213)	(367)	-	(580)	(154)
Non-interest income excluding loss on sale of investment securities and death benefit on BOLI	11,301	10,631	8,808	30,629	25,893

Adjusted efficiency ratio	54.89%	57.62%	60.17%	57.19%	60.33%

Pg. 11 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings

Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Return on Average Assets
Average assets	$5,107,259	$5,047,365	$4,105,096	$4,823,601	$4,021,811

Return on average assets ("ROAA") as reported	1.60%	1.32%	1.26%	1.33%	1.33%
Merger expenses	0.00%	0.12%	0.00%	0.16%	0.00%
Tax effect	0.00%	-0.02%	0.00%	-0.03%	0.00%
ROAA excluding merger expenses	1.60%	1.42%	1.26%	1.46%	1.33%

Loss on sale of investment securities	0.00%	0.01%	0.01%	0.00%	0.00%
Tax effect	0.00%	0.00%	0.00%	0.00%	0.00%
ROAA excluding loss on sale of investment securities	1.60%	1.43%	1.27%	1.46%	1.33%

Death benefit on bank owned life insurance ("BOLI")	-0.02%	-0.03%	0.00%	-0.02%	-0.01%
ROAA excluding death benefit on BOLI	1.58%	1.40%	1.27%	1.44%	1.32%

Core ROAA	1.58%	1.40%	1.27%	1.44%	1.32%

Non-GAAP Reconciliation of Return on Average Common Equity
Average Common Equity	$640,770	$622,028	$476,959	$589,766	$467,867

Return on average common equity ("ROACE") as reported	12.72%	10.73%	10.87%	10.88%	11.43%
Merger expenses	0.00%	0.99%	0.00%	1.28%	0.00%
Tax effect	0.00%	-0.19%	0.00%	-0.22%	0.00%
ROACE excluding merger expenses	12.72%	11.53%	10.87%	11.94%	11.43%

Loss on sale of investment securities	0.00%	0.06%	0.10%	0.02%	0.03%
Tax effect	0.00%	-0.01%	-0.02%	0.00%	-0.01%
ROACE excluding loss on sale of investment securities	12.72%	11.58%	10.95%	11.96%	11.45%

Death benefit on bank owned life insurance ("BOLI")	-0.13%	-0.24%	0.00%	-0.13%	-0.04%
ROACE excluding death benefit on BOLI	12.59%	11.34%	10.95%	11.83%	11.41%

Core ROACE	12.59%	11.34%	10.95%	11.83%	11.41%

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern and central Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Pg. 12 cont. Horizon Bancorp, Inc. Announces Record Quarterly and Year-to-Date Earnings
Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Balance sheet:
Total assets	$5,186,714	$5,098,682	$5,051,639	$4,246,688	$4,150,561
Investment securities	977,536	887,187	893,469	810,460	766,153
Commercial loans	2,046,165	2,062,623	2,089,579	1,721,590	1,698,582
Mortgage warehouse loans	155,631	133,428	71,944	74,120	71,422
Residential mortgage loans	796,497	814,065	819,824	668,141	651,250
Consumer loans	668,332	654,552	639,710	549,481	536,132
Earning assets	4,667,668	4,577,487	4,538,952	3,842,903	3,743,592
Non-interest bearing deposit accounts	756,707	810,350	811,768	642,129	621,475
Interest bearing transaction accounts	2,173,100	2,153,189	2,115,847	1,684,336	1,605,825
Time deposits	986,150	967,236	960,408	812,911	901,254
Borrowings	516,591	436,233	457,788	550,384	477,719
Subordinated debentures	56,250	56,194	55,310	37,837	37,791
Total stockholders' equity	642,711	626,461	609,468	491,992	477,594

	Three Months Ended
Income statement:
Net interest income	$43,463	$41,529	$34,280	$33,836	$33,772
Provision for loan losses	376	896	364	528	1,176
Non-interest income	11,514	10,898	8,712	8,477	8,686
Non-interest expense	30,060	31,584	29,738	26,117	25,620
Income tax expense	4,004	3,305	2,074	2,535	2,597
Net income	$20,537	$16,642	$10,816	$13,133	$13,065

Per share data: (1)
Basic earnings per share	$0.46	$0.37	$0.28	$0.34	$0.34
Diluted earnings per share	0.46	0.37	0.28	0.34	0.34
Cash dividends declared per common share	0.12	0.12	0.10	0.10	0.10
Book value per common share	14.29	13.90	13.53	12.82	12.45
Tangible book value per common share	10.31	9.91	9.60	9.43	9.04
Market value - high	17.77	17.13	17.82	19.40	21.39
Market value - low	$15.93	$15.51	$15.50	$14.94	$19.44
Weighted average shares outstanding - Basic	45,038,021	45,055,117	38,822,543	38,367,972	38,365,379
Weighted average shares outstanding - Diluted	45,113,730	45,130,408	38,906,172	38,488,002	38,534,970

Key ratios:
Return on average assets	1.60%	1.32%	1.02%	1.25%	1.26%
Return on average common stockholders' equity	12.72	10.73	8.66	10.73	10.87
Net interest margin	3.82	3.73	3.62	3.60	3.67
Loan loss reserve to total loans	0.49	0.50	0.49	0.59	0.60
Average equity to average assets	12.55	12.32	11.76	11.62	11.62
Bank only capital ratios:
Tier 1 capital to average assets	9.39	9.52	10.99	9.38	9.53
Tier 1 capital to risk weighted assets	11.69	11.76	11.84	11.91	12.09
Total capital to risk weighted assets	12.14	12.23	12.30	12.47	12.66

Loan data:
Substandard loans	$62,130	$47,764	$41,728	$38,775	$34,655
30 to 89 days delinquent	10,204	9,633	9,980	7,161	6,878

90 days and greater delinquent - accruing interest	$34	$391	$192	$568	$202
Trouble debt restructures - accruing interest	3,491	2,198	2,532	2,002	1,830
Trouble debt restructures - non-accrual	1,807	1,576	1,349	1,057	1,077
Non-accrual loans	13,823	14,764	15,313	11,548	11,417
Total non-performing loans	$19,155	$18,929	$19,386	$15,175	$14,526
Non-performing loans to total loans	0.52%	0.52%	0.54%	0.50%	0.49%

  (1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)
	September 30	September 30
	2019	2018
Balance sheet:
Total assets	$5,186,714	$4,150,561
Investment securities	977,536	766,153
Commercial loans	2,046,165	1,698,582
Mortgage warehouse loans	155,631	71,422
Residential mortgage loans	796,497	651,250
Consumer loans	668,332	536,132
Earning assets	4,667,668	3,743,592
Non-interest bearing deposit accounts	756,707	621,475
Interest bearing transaction accounts	2,173,100	1,605,825
Time deposits	986,150	901,254
Borrowings	516,591	477,719
Subordinated debentures	56,250	37,791
Total stockholders' equity	642,711	477,594

	Nine Months Ended
Income statement:
Net interest income	$119,272	$100,733
Provision for loan losses	1,636	2,378
Non-interest income	31,124	25,936
Non-interest expense	91,382	76,399
Income tax expense	9,383	7,908
Net income	$47,995	$39,984

Per share data: (1)
Basic earnings per share	$1.12	$1.04
Diluted earnings per share	1.11	1.04
Cash dividends declared per common share	0.34	0.30
Book value per common share	14.29	12.45
Tangible book value per common share	10.31	9.04
Market value - high	17.82	21.94
Market value - low	$15.50	$17.87
Weighted average shares outstanding - Basic	42,995,082	38,340,012
Weighted average shares outstanding - Diluted	43,070,095	38,503,403

Key ratios:
Return on average assets	1.33%	1.33%
Return on average common stockholders' equity	10.88	11.43
Net interest margin	3.72	3.74
Loan loss reserve to total loans	0.49	0.60
Average equity to average assets	12.23	11.63
Bank only capital ratios:
Tier 1 capital to average assets	9.39	9.53
Tier 1 capital to risk weighted assets	11.69	12.09
Total capital to risk weighted assets	12.14	12.66

Loan data:
Substandard loans	$62,130	$34,655
30 to 89 days delinquent	10,204	6,878

90 days and greater delinquent - accruing interest	$34	$202
Trouble debt restructures - accruing interest	3,491	1,830
Trouble debt restructures - non-accrual	1,807	1,077
Non-accrual loans	13,823	11,417
Total non-performing loans	$19,155	$14,526
Non-performing loans to total loans	0.52%	0.49%

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Commercial	$12,082	$11,881	$11,556	$10,495	$10,581
Real estate	1,449	1,732	1,588	1,676	1,574
Mortgage warehousing	1,041	1,040	1,014	1,006	1,030
Consumer	3,384	3,652	3,663	4,643	4,613
Total	$17,956	$18,305	$17,821	$17,820	$17,798

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three Months Ended
	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Commercial	$192	$265	$61	$196	$179
Real estate	(7)	41	(27)	47	(2)
Mortgage warehousing	-	-	-	-	-
Consumer	540	106	329	263	272
Total	$725	$412	$363	$506	$449
Percent of net charge-offs to average loans outstanding for the period	0.02%	0.01%	0.01%	0.02%	0.02%

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Commercial	$8,193	$8,697	$9,750	$6,903	$8,355
Real estate	7,212	6,444	5,995	5,007	3,754
Mortgage warehousing	-	-	-	-	-
Consumer	3,750	3,788	3,641	3,265	2,417
Total	$19,155	$18,929	$19,386	$15,175	$14,526
Non-performing loans to total loans	0.52%	0.52%	0.54%	0.55%	0.49%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Commercial	$3,972	$3,694	$3,496	$1,967	$2,181
Real estate	48	113	126	60	58
Mortgage warehousing	-	-	-	-	-
Consumer	24	48	30	48	26
Total	$4,044	$3,855	$3,652	$2,075	$2,265

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$18,133	$115	2.52%	$3,840	$24	2.48%
Interest-earning deposits	17,823	93	2.07%	24,494	104	1.68%
Investment securities - taxable	478,764	2,949	2.44%	421,681	2,611	2.46%
Investment securities - non-taxable(1)	462,997	3,099	3.36%	324,289	2,010	3.11%
Loans receivable(2)(3)	3,646,268	49,455	5.41%	2,942,835	37,522	5.07%
Total interest-earning assets(1)	4,623,985	55,711	4.87%	3,717,139	42,271	4.58%

Non-interest-earning assets
Cash and due from banks	66,970			45,864
Allowance for loan losses	(18,277)			(17,090)
Other assets	434,581			359,183

Total average assets	$5,107,259			$4,105,096

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,132,852	$9,109	1.15%	$2,438,450	$5,023	0.82%
Borrowings	413,859	2,275	2.18%	496,054	2,876	2.30%
Subordinated debentures	54,433	864	6.30%	36,570	600	6.51%
Total interest-bearing liabilities	3,601,144	12,248	1.35%	2,971,074	8,499	1.13%

Non-interest-bearing liabilities
Demand deposits	818,164			640,983
Accrued interest payable and other liabilities	47,181			16,080
Stockholders' equity	640,770			476,959

Total average liabilities and stockholders' equity	$5,107,259			$4,105,096

Net interest income/spread		$43,463	3.52%		$33,772	3.44%
Net interest income as a percent of average interest-earning assets(1)			3.82%			3.67%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)
	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$14,778	$339	3.07%	$2,845	$53	2.49%
Interest-earning deposits	21,938	284	1.73%	25,411	300	1.58%
Investment securities - taxable	469,330	8,929	2.54%	413,617	7,379	2.39%
Investment securities - non-taxable(1)	423,141	8,520	3.37%	313,168	5,745	3.00%
Loans receivable(2)(3)	3,447,654	136,862	5.32%	2,855,236	108,961	5.06%
Total interest-earning assets(1)	4,376,841	154,934	4.81%	3,610,277	122,438	4.55%

Non-interest-earning assets
Cash and due from banks	58,890			44,605
Allowance for loan losses	(18,053)			(16,686)
Other assets	405,923			383,615

Total average assets	$4,823,601			$4,021,811

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$2,924,433	$24,923	1.14%	$2,382,864	$11,814	0.66%
Borrowings	462,575	8,391	2.43%	504,349	8,127	2.15%
Subordinated debentures	48,666	2,348	6.45%	36,524	1,764	6.46%
Total interest-bearing liabilities	3,435,674	35,662	1.39%	2,923,737	21,705	0.99%

Non-interest-bearing liabilities
Demand deposits	760,717			613,866
Accrued interest payable and other liabilities	37,444			16,341
Stockholders' equity	589,766			467,867

Total average liabilities and stockholders' equity	$4,823,601			$4,021,811

Net interest income/spread		$119,272	3.42%		$100,733	3.55%
Net interest income as a percent of average interest-earning assets(1)			3.72%			3.74%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)
	September 30	December 31
	2019	2018
Assets	( Unaudited)
Cash and due from banks	$91,279	$58,492
Interest-earning time deposits	8,455	15,744
Investment securities, available for sale	767,230	600,348
Investment securities, held to maturity (fair value of $217,718 and $208,273)	210,306	210,112
Loans held for sale	1,060	1,038
Loans, net of allowance for loan losses of $17,956 and $17,820	3,648,669	2,995,512
Premises and equipment, net	92,800	74,331
Federal Home Loan Bank stock	22,447	18,073
Goodwill	151,238	119,880
Other intangible assets	27,658	10,390
Interest receivable	18,282	14,239
Cash value of life insurance	95,011	88,062
Other assets	52,279	40,467
Total assets	$5,186,714	$4,246,688
Liabilities
Deposits
Non-interest bearing	$756,707	$642,129
Interest bearing	3,159,250	2,497,247
Total deposits	3,915,957	3,139,376
Borrowings	516,591	550,384
Subordinated debentures	56,250	37,837
Interest payable	2,725	2,031
Other liabilities	52,480	25,068
Total liabilities	4,544,003	3,754,696
Commitments and contingent liabilities
Stockholders' Equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	-	-
Common stock, no par value, Authorized 99,000,000 shares (Restated - See Note 1)
Issued 44,994,090 and 38,400,476 shares (Restated - See Note 1), Outstanding 44,969,021 and 38,375,407 shares (Restated - See Note 1)	-	-
Additional paid-in capital	379,448	276,101
Retained earnings	256,617	224,035
Accumulated other comprehensive income (loss)	6,646	(8,144)
Total stockholders' equity	642,711	491,992
Total liabilities and stockholders' equity	$5,186,714	$4,246,688

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data, Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
Interest Income
Loans receivable	$49,455	$37,522	$136,862	$108,961
Investment securities
Taxable	3,157	2,739	9,552	7,732
Tax exempt	3,099	2,010	8,520	5,745
Total interest income	55,711	42,271	154,934	122,438
Interest Expense
Deposits	9,109	5,023	24,923	11,814
Borrowed funds	2,275	2,876	8,391	8,127
Subordinated debentures	864	600	2,348	1,764
Total interest expense	12,248	8,499	35,662	21,705
Net Interest Income	43,463	33,772	119,272	100,733
Provision for loan losses	376	1,176	1,636	2,378
Net Interest Income after Provision for Loan Losses	43,087	32,596	117,636	98,355
Non-interest Income
Service charges on deposit accounts	2,836	2,009	7,193	5,804
Wire transfer fees	189	160	474	490
Interchange fees	2,138	1,410	5,659	4,293
Fiduciary activities	1,834	1,855	5,986	5,598
Gains (losses) on sale of investment securities (includes $0 and $(122)for the three months ended September 30, 2019 and 2018, respectively, and $(85) and $(111) for the nine months ended September 30, 2019 and nine months ended September 30, 2018 related to accumulated other comprehensive earnings reclassifications)	-	(122)	(85)	(111)
Gain on sale of mortgage loans	2,702	1,839	6,089	5,158
Mortgage servicing income net of impairment	444	563	1,620	1,423
Increase in cash value of bank owned life insurance	556	503	1,624	1,380
Death benefit on bank owned life insurance	213	-	580	154
Other income	602	469	1,984	1,747
Total non-interest income	11,514	8,686	31,124	25,936
Non-interest Expense
Salaries and employee benefits	16,948	14,343	48,365	42,525
Net occupancy expenses	3,131	2,495	9,051	7,981
Data processing	2,140	1,759	6,245	5,062
Professional fees	335	437	1,426	1,314
Outside services and consultants	1,552	1,204	6,737	3,735
Loan expense	2,198	1,722	6,195	4,504
FDIC insurance expense	(273)	396	252	1,051
Other losses	90	161	363	576
Other expense	3,939	3,103	12,748	9,651
Total non-interest expense	30,060	25,620	91,382	76,399
Income Before Income Taxes	24,541	15,662	57,378	47,892
Income tax expense (includes $0 and $(25) for the three months ended September 30, 2019 and 2018, respectively, and $(18) and $(23) for the nine months ended September 30, 2019 and nine months ended September 30, 2018 related to income tax expense (benefit) from reclassification items)	4,004	2,597	9,383	7,908
Net Income	$20,537	$13,065	$47,995	$39,984
Basic Earnings Per Share (Restated - See Note 1)	$0.46	$0.34	$1.12	$1.04
Diluted Earnings Per Share (Restated - See Note 1)	0.46	0.34	1.11	1.04

(1) Adjusted for 3:2 stock split on June 15, 2018